EXHIBIT 99.1

Company Contact:

Fortress International Group, Inc.

Kenneth Schwarz, Chief Financial Officer

Phone: (410) 423-7300

FORTRESS INTERNATIONAL GROUP, INC. REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

First Quarter Revenue of $14.1 Million

Gross Profit of $2.8 Million; Net Loss of $23,000

Positive Normalized Adjusted EBITDA of $0.2 Million

Cash and Cash Equivalents Totaling $4.6 Million as of March 31, 2013

COLUMBIA, MD – May 15, 2013 – Fortress International Group, Inc. (Other OTC: FIGI), a provider of consulting and engineering, construction management and site services for mission-critical facilities, today announced financial results for the first quarter ended March 31, 2013.

Anthony Angelini, Chief Executive Officer of Fortress, stated, “We are pleased with our continued progress both financially and strategically. We continue to build momentum in our recurring business as well as capturing opportunistic project related business. During the quarter we delivered a significant portion of the Washington Metropolitan Area Transit Authority contract we announced in January, revenue contribution from which was $5 million. Revenue outside of that contract was down year over year, but margins remained strong and are consistent with our focus of developing a recurring stream of higher margin business. We are pleased to report another quarter of adjusted EBITDA profitability and are working diligently to grow our business in 2013. To that end, we have retained additional sales and business development resources during the quarter and are gaining traction with new growth opportunities through direct sales, alliances and other external relationships. We hope to be able to report to you on some results of those opportunities soon.”

First Quarter 2013 Financial Highlights:

•	Revenue of $14.1 million, compared with $14.3 million in the first quarter of 2012.

•	Gross profit of $2.8 million, compared with $2.1 million in the first quarter of 2012.

•	Normalized Adjusted EBITDA of $0.2 million, compared with Normalized Adjusted EBITDA loss of $(0.5) million in the first quarter of 2012.

•	Net loss of $23,000, or $(0.00) per basic and diluted share, compared with net loss of $(1.3) million or $(0.09) per basic and diluted share, in the first quarter of 2012.

•	Cash and cash equivalents totaling $4.6 million as of March 31, 2013.

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Chief Financial Officer Kenneth D. Schwarz added, “Our first quarter results reflect continued positive EBITDA and growth in our more profitable Facilities Management business. The Washington Metropolitan Area Transit Authority project previously disclosed temporarily expanded our balance sheet and had a slightly negative impact on our gross margin percentage. We continue to focus on investing our resources to support our growth and initiatives that will propel us forward in the future.”

Quarterly Conference Call Details

The Company will schedule a conference call to discuss the first quarter 2013 financial results and issue a subsequent announcement regarding the date and call-in details of that call.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges and certain other non-recurring costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain non-recurring items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

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Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Normalized Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

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Fortress International Group, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
	2013	2012
Assets
Current Assets
Cash and cash equivalents	$4,632,509	$5,608,322
Contract and other receivables, net	12,564,772	7,525,340
Costs and estimated earnings in excess of billings
on uncompleted contracts	900,295	813,348
Prepaid expenses and other current assets	480,048	429,089
Total current assets	18,577,624	14,376,099
Property and equipment, net	243,312	273,451
Goodwill	1,768,861	1,768,861
Other intangible assets, net	60,000	60,000
Other assets	21,792	19,358
Total assets	$20,671,589	$16,497,769
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion	$500,000	$500,000
Accounts payable and accrued expenses	11,283,658	5,753,347
Billings in excess of costs and estimated earnings
on uncompleted contracts	1,720,349	3,028,627
Total current liabilities	13,504,007	9,281,974
Convertible notes, less current portion	1,832,301	1,957,301
Other liabilities	44,950	52,626
Total liabilities	15,381,258	11,291,901
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares
issued or outstanding	-	-
Common stock- $.0001 par value, 49,000,000 and 100,000,000 shares authorized;
15,187,527 and 15,087,526 issued; 14,378,773 and 14,278,772 outstanding at
March 31, 2013 and December 31, 2012, respectively	1,519	1,509
Additional paid-in capital	66,413,368	66,305,764
Treasury stock- 808,754 and 808,754 shares at cost at
March 31, 2013 and December 31, 2012, respectively	(1,503,496)	(1,503,496)
Accumulated deficit	(59,621,060)	(59,597,909)
Total stockholders' equity	5,290,331	5,205,868
Total liabilities and stockholders’ equity	$20,671,589	$16,497,769

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Fortress International Group, Inc.

Condensed Consolidated Statements of Operations

	(Unaudited)
	For the Three Months Ended
	March 31, 2013	March 31, 2012
Results of Operations:
Revenue	$14,118,627	$14,309,861
Cost of revenue, excluding depreciation and amortization	11,358,976	12,255,359
Gross profit, excluding depreciation and amortization	2,759,651	2,054,502
Operating expenses:
Selling, general and administrative	2,708,838	2,907,632
Restructuring charges	-	279,286
Depreciation and amortization	50,133	76,905
Total operating costs	2,758,971	3,263,823
Operating income (loss)	680	(1,209,321)
Interest expense, net	(23,831)	(42,768)
Loss before income taxes	(23,151)	(1,252,089)
Income tax expense	-	-
Net loss	$(23,151)	$(1,252,089)
Basic Loss per Share:
Loss per common share	$(0.00)	$(0.09)
Weighted average common shares outstanding	14,356,551	14,101,711
Diluted Loss per Share:
Loss per common share	$(0.00)	$(0.09)
Weighted average common shares outstanding	14,356,551	14,101,711

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Fortress International Group, Inc.

Normalized Adjusted EBITDA Reconciliation

	(Unaudited)
	For the Three Months Ended
	March 31, 2013	March 31, 2012
Net (loss) income	$(23,151)	$(1,252,089)
Interest expense, net	23,831	42,768
Depreciation and amortization	50,133	76,905
EBITDA	$50,813	$(1,132,416)
Stock based compensation	107,614	97,367
Adjusted EBITDA	$158,427	$(1,035,049)
Restructuring Charges	-	279,286
Other (income)/charges including
severance, consulting and litigation	-	244,609
Normalized Adjusted EBITDA	$158,427	$(511,154)

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